Eaton Corporation plc
2022 Annual Report on Form 10-K
Exhibit 24
Power of Attorney
KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint Thomas B. Okray, Daniel R. Hopgood, or Joseph M. Rutledge, his true and lawful attorney and agent, for him or her and in his or her name, place and stead to execute and subscribe, as attorney-in-fact, his or her signature as Director or Officer or both, as the case may be, of Eaton Corporation plc, to its Annual Report on Form 10-K for the year ended December 31, 2022 pursuant to the Securities Exchange Act of 1934, and to any and all amendments to that Annual Report, hereby giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, including to file the Annual Report on Form 10-K with the Securities and Exchange Commission, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not apply to any Annual Report on Form 10-K or amendment thereto filed after December 31, 2023.
IN WITNESS WHEREOF, this Power of Attorney has been signed this 23rd day of February, 2023.

/s/ Craig Arnold	/s/ Thomas B. Okray
Craig Arnold, Chairman; Principal Executive Officer; Director	Thomas B. Okray, Principal Financial Officer

/s/ Gregory R. Page
Daniel R. Hopgood, Principal Accounting Officer	Gregory R. Page, Director

/s/ Olivier Leonetti	/s/ Deborah L. McCoy
Olivier Leonetti, Director	Deborah L. McCoy, Director

/s/ Silvio Napoli	/s/ Sandra Pianalto
Silvio Napoli, Director	Sandra Pianalto, Director

/s/ Robert V. Pragada	/s/ Lori J. Ryerkerk
Robert V. Pragada, Director	Lori J. Ryerkerk, Director

/s/ Gerald B. Smith	/s/ Dorothy C. Thompson
Gerald B. Smith, Director	Dorothy C. Thompson, Director

/s/ Darryl L. Wilson
Darryl L. Wilson, Director